As of June 1, 2000



Mr. A. J. C. Smith
630 Park Avenue
New York, NY  10021

Dear Ian:

The purpose of this letter agreement is to set forth the arrangements that you and Jeff Greenberg have agreed to regarding your services as a consultant to Marsh & McLennan Companies, Inc. (the "Company") and certain other matters.

1. Term. The Company agrees to engage you as a consultant for the period commencing as of June 1, 2000 through May 31, 2001 at which time the Company and you may consider the continuation of this arrangement or its amendment. In this role, you will be referred to as Senior Advisor.

2. Duties. From time to time during the Term, as and when requested by Jeff Greenberg, or as otherwise authorized by him, you will provide advisory and consultative services for or on behalf of the Company or its affiliates on subjects, projects and special assignments, subject to your reasonable convenience and other personal and business activities. You will continue as Chairman of the Company's International Advisory Board and serve in your current term as a Trustee of various Putnam Funds.

     It is anticipated that your services will be required for at least two-thirds of your time during the Term. This engagement is not exclusive, but you agree to consult with the Company before accepting other professional commitments, including commercial enterprise board of director seats.

     The consulting and advisory services to be performed by you shall be as an independent contractor, not as an employee of the Company, and may be performed on or off the Company's premises, at your discretion. You will be provided with office space and secretarial support on the 44th floor at 1166 Avenue of the Americas, as well as use of a company-provided car and driver as you may require to perform your duties in this role.

     You will not have any authority to bind the Company. You shall not be entitled to any employee benefits in this role, and the Company will not
exercise  any  control  or  direction   regarding   your   performance   of  the
above-described   services  but  will  require  that  the  results  achieved  be acceptable.

A. J. C. Smith
Page Two

3. Payment for Services. As consideration for your consulting services hereunder, the Company will pay you an annual fee of $1,250,000 in equal monthly installments in arrears. If you are unable to perform the services called for herein for any part of the Term, your fee will be prorated. You will not be entitled to any remuneration other than as described herein and as a Director of the Company. You accept full and complete responsibility for meeting all tax requirements and paying all income and self-employment taxes that may be required or due for payments received from the Company under the terms and conditions of this agreement. The Company will reimburse you for the reasonable, ordinary and necessary expenses incurred by you in the performance of your consulting services upon the submission of reports and documentation in accordance with the Company's procedures. You will be eligible to participate in the Executive Financial Services Program through the year 2001. With respect to your company-provided personal automobile, we agree to consider an appropriate transfer of ownership to you at the end of the Term or at a future date if the Term is extended.

4. Prohibition of Disclosure of Information. You recognize and acknowledge that the confidential or proprietary information of the Company and its affiliates are valuable, special and unique assets of the Company's business. You will not, during or after the Term, in whole or in part, disclose such secrets or confidential proprietary information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall you make use of any such property for your own purposes or for the benefit of any person, firm, corporation or other entity (except the Company and its affiliates) under any circumstances, during or after the Term.

     If the foregoing is acceptable, kindly execute the enclosed copy of this letter and return it to me.

                                    Very truly yours,

                                    MARSH & McLENNAN COMPANIES, INC.


                                    By: __________________________________
                                                Francis N. Bonsignore

AGREED TO AND ACCEPTED:


By:___________________________
        A. J. C. Smith                                Date


cc:  Jeffrey W. Greenberg
     Gregory Van Gundy